UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 17, 2018

Systemax Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13792	11-3262067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Harbor Park Drive, Port Washington, New York		11050
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company          ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07    Submission of Matters to a Vote of Security Holders

Systemax Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on December 17, 2018. At the Special Meeting, the Company’s stockholders considered and voted upon a proposal (the “ESPP Proposal”) to approve the adoption of the Systemax Inc. 2018 Employee Stock Purchase Plan (the “ESPP”).

On October 22, 2018, the record date for stockholders entitled to notice of, and to vote at, the Special Meeting, 37,260,129 shares of the Company’s common stock were issued and outstanding.

The holders of 32,996,425 shares of the Company’s common stock were present at the special meeting, either in person or represented by proxy, constituting a quorum.

At the Special Meeting, the vote on the ESPP Proposal to approve the adoption of the ESPP was as follows:

For	32,974,660
Against	20,001
Abstain	1,764
Broker Non-Vote	-

Accordingly, the ESPP Proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC. By: /s/ Thomas Axmacher Name: Thomas Axmacher Title: Vice President & Controller

Dated: December 20, 2018